SERVICING ADMINISTRATION AGREEMENT

This SERVICING ADMINISTRATION AGREEMENT (the "Servicing Administration Agreement") is entered into as of October 1, 2005 by and between College Loan Corporation, having its principal office in San Diego, California (the "Servicing Administrator") and College Loan Corporation Trust 2005-2, a Delaware statutory trust, having its principal office in Wilmington, Delaware (the "Issuer").

WITNESSETH:

           WHEREAS, the Issuer acquires and holds student loans which are guaranteed under a guarantee program established pursuant to the requirements of the Higher Education Act of 1965, as amended (the "Student Loans"); and

           WHEREAS, pursuant to this Servicing Administration Agreement the Servicing Administrator will agree to provide, or cause there to be provided, loan servicing services for certain Student Loans; and

           WHEREAS, the Issuer wishes to retain the Servicing Administrator to service certain Student Loans owned by the Issuer as beneficial owner and by an eligible lender as eligible lender trustee (such Student Loans subject to this Servicing Administration Agreement being referred to herein as the "Financed Student Loans"), and the Servicing Administrator wishes to undertake the obligation to service or cause to be serviced all such Financed Student Loans in accordance with the requirements of the Higher Education Act of 1965, as amended, regulations promulgated thereunder by the U.S. Department of Education and regulations and other requirements issued by any applicable guaranty agency or insurer (collectively, the "Higher Education Act") and under the terms hereinafter set forth; and

           WHEREAS, the Servicing Administrator may subcontract with other third parties, to the extent permitted by the hereinafter defined Indenture, to provide the services required of Servicing Administrator hereunder;

           NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Issuer and the Servicing Administrator agree as follows:

1.      Servicing Requirement and Employment of Servicing Administrator

The Issuer hereby authorizes and appoints the Servicing Administrator to act as its agent for the limited purpose of performing servicing for the Financed Student Loans. The Servicing Administrator agrees to perform such functions in compliance with all requirements of the Higher Education Act and all other applicable laws and regulations, and in accordance with the terms and conditions of this Servicing Administration Agreement.

The authorization granted by this Servicing Administration Agreement includes, but is not limited to, correspondence and communication with any guaranty agency or the U.S. Department of Education regarding the Financed Student Loans, the assignment of claims to any guaranty agency or insurer, communication with borrowers and any other communication, correspondence, signature or other act required to service the Financed Student Loans in accordance with requirements of the Higher Education Act or regulations promulgated by any guaranty agency.

The Issuer hereby authorizes the Servicing Administrator to enter into servicing contracts to provide the services required of the Servicing Administrator hereunder and to meet any obligations of the Issuer hereunder, including the Student Loan Origination and Servicing Agreement, dated April 24, 2000, between JPMorgan Chase Bank, N.A. (as successor to Bank One National Association), as eligible lender trustee for the Servicing Administrator and Great Lakes Educational Loan Services, Inc. ("Great Lakes") and the Federal/FFEL Origination/Servicing Agreement, dated as of December 1, 2000, between JPMorgan Chase Bank, N.A. (as successor to Bank One National Association), as eligible lender trustee for the Servicing Administrator and ACS Education Loan Services, Inc. (together with Great Lakes, the "Servicers") permitted by the Indenture of Trust dated as of October 1, 2005 (the "Indenture") among the Issuer, Deutsche Bank Trust Company Americas, as eligible lender trustee (the "Eligible Lender Trustee"), and JPMorgan Chase Bank, N.A., as indenture trustee (together with its successors and assigns, the "Trustee").

2.      Term

The term of this Servicing Administration Agreement shall commence as of the date of this Servicing Administration Agreement and shall continue for an initial period of three (3) years. At the expiration of the initial term (including any extensions thereof), the term shall automatically extend for one additional year each year thereafter, unless either party gives 90 days written notice prior to the end of the initial term or any extension of the term. The Servicing Administrator may, concurrent with the beginning of any extension of the term, increase the fees, charges and expenses from those set forth in Exhibit A hereto by giving at least one hundred twenty (120) days notice prior to the beginning of such extension of the term. In no case will any individual fee charge or expense increase more than 2% above the immediately preceding fee developed in accordance with this Section or Section 3 below.

The representations and warranties of the Servicing Administrator in Section 7, and the indemnities in Section 14 shall survive any termination of this Servicing Administration Agreement. If servicing of any Financed Student Loan is transferred to a successor servicer, such successor servicer shall be required by the Issuer to engage in good faith efforts to obtain payment on any claim initially rejected by a guaranty agency or insurer for payment including, without limitation, involving the Servicing Administrator in such effort, where the reason for claim denial relates to the period during which the Servicing Administrator serviced such Financed Student Loan hereunder.

3.      Fees and Payment of Fees

a.	Initially fees shall be charged in accordance with the schedule set forth in Exhibit A hereto.

b.	Servicing Administrator shall submit an invoice monthly to the Issuer, and the Issuer shall remit payment for services performed as shown on that invoice.

c.	Payment is due within 30 days after receipt of the Billing Package. The Billing Package shall consist of an invoice, and supporting documentation. The Servicing Administrator shall be paid interest at a rate of prime + 2% per annum for fees not paid within sixty (60) days of the most recent Billing Package. This charge shall apply to each thirty (30) day period until the fee is paid. Prime rate will be the rate reported in the Wall Street Journal as of the last business day of the month in which the Billing Package was received.

d.	The Servicing Administrator acknowledges that the Issuer shall be entitled to receive all payments of principal, interest, Special Allowance Payments and late charges received with respect to the Financed Student Loans and that the Servicing Administrator shall have no right to retain such amounts as payment of any fees due to the Servicing Administrator from the Issuer under the terms of this Servicing Administration Agreement. The Issuer hereby authorizes the Servicing Administrator to assess, collect and retain any charges which the Issuer is permitted by law or regulation to assess with respect to not sufficient fund ("NSF") processing or other collection costs.

e.	If other costs beyond the control of the Servicing Administrator shall increase, including, without limitation, postal rates, or the imposition of any tax or assessment not currently being charged against the fees of the Servicing Administrator, then the Servicing Administrator shall provide the Issuer with 90 days' prior written notice (and including supporting documentation) of such proposed increased costs and expenses. If the Issuer accepts such increased costs and expenses, the increased costs and expenses will go into effect at the end of such 90 day period. If the Issuer objects to such fee increase and the Servicing Administrator fails to agree to reduce or eliminate the increase in a manner satisfactory to the Issuer, then an early termination will occur and the Financed Student Loans will be deconverted at cost within 180 days of receipt of said notice. The Issuer shall not be permitted to so terminate this Servicing Administration Agreement unless and until the Issuer shall have entered into another agreement similar to this with the Servicing Administrator or another servicer satisfying the Rating Agency Confirmation.

f.	If the Servicing Administrator's costs and expenses are increased due to changes in the manner of servicing the Financed Student Loans as a result of changes in the Higher Education Act or the interpretation thereof or due to changes in guaranty agency requirements, then 90 days after delivery of written notice to the Issuer the Servicing Administrator may increase servicing fees payable hereunder to reasonably reflect such costs and expenses. However, no such increase shall take effect until the Servicing Administrator provides supporting documentation to the Issuer that justifies such increase. In the event the parties do not agree on the interpretation of the changes to the Higher Education Act, then either party may terminate this Servicing Administration Agreement upon ninety (90) days' written notice to the other party; provided, however, that this Servicing Administration Agreement shall not be so terminated by the Issuer unless and until the Issuer shall have entered into another agreement similar to this with the Servicing Administrator or another servicer satisfying the Rating Agency Confirmation.

If the Issuer believes the cost for services under this Servicing Administration Agreement are lower by changes in regulations, law or processing, the Issuer will submit a proposed fee schedule to the Servicing Administrator. If the Servicing Administrator does not reject the schedule, the fees will go into effect 90 days thereafter.

4.      Loan Servicing

The Servicing Administrator covenants and agrees to service each Financed Student Loan in compliance with all requirements of the Higher Education Act and all other applicable laws and regulations. Without limiting the foregoing, in fulfillment of its obligations hereunder, the Servicing Administrator shall:

a.	Maintain a complete and separate file for the Financed Student Loans of each borrower, which file shall include all documentation and correspondence related to the Financed Student Loans.

b.	Perform the actions necessary to maintain the guarantee and/or insurance on each Financed Student Loan at all times.

c.	Exercise "due diligence" as that term is defined in the Higher Education Act, in the servicing, administration and collection of all Financed Student Loans. See also Section 5.

d.	Prepare and maintain accounting records with respect to the Financed Student Loans; process refunds and other adjustments; process address changes and maintain address records.

e.	Collect, or cause to be collected, all payments of principal, interest, Special Allowance Payments and late charges (and including any guarantee payments) and deposit all such payments into the Collection Account established with the Trustee under the Indenture or, in the case of Interest Benefit Payments or Special Allowance Payments, cause such payments to be forwarded to the Trustee. The Servicing Administrator shall remit collected funds by automated clearing house (ACH) to the Trustee as the Servicing Administrator and Issuer shall mutually agree. Upon submission by the Servicing Administrator to the Secretary of Education of a billing for Interest Benefit Payments or Special Allowance Payments, the Servicing Administrator shall, upon request, provide to the Trustee a written statement indicating (i) the amount billed for Interest Benefit Payments and (ii) the principal amount in each Special Allowance Payment category for which the billing is submitted, for use by the Trustee in verifying amounts billed for and received with respect thereto from the Secretary of Education. In the event of discrepancies or disputes with the Secretary of Education, the Servicing Administrator shall be responsible for representing the interests of the Issuer and the Trustee in effecting a settlement with the Secretary of Education of such discrepancies or disputes.

f.	Retain summary records of contacts, follow-ups and collection efforts, and records of written correspondence relating to the Financed Student Loans of each borrower sufficient to ensure claim payment.

g.	Process adjustments including NSF checks, status changes, forbearances, deferments and Financed Student Loans paid in full.

h.	Prepare and transmit to the Issuer or its designee documents required by the U. S. Department of Education or any guaranty agency or the Higher Education Act.

i.	In the case of defaulted Financed Student Loans, promptly take the actions necessary to file and prove a claim for loss with the guaranty agency as required, and assume responsibility for communication and contact with the guaranty agency to accomplish recovery on such defaulted Financed Student Loans.

j.	At all times identify the Issuer and the Eligible Lender Trustee as the beneficial owners of the Financed Student Loan and identify the Trustee as a party which maintains a security interest in the Financed Student Loan.

k.	Maintain a duplicate or copy of the file (which may be in the form of computer tape, microfilm or other electronic image) for each borrower at an off-site location.

l.	Maintain the original file in fireproof cabinets or in other fireproof storage sufficient to protect the contents from a temperature of 1600 degrees Fahrenheit for one hour.

m.	Prepare and furnish to the Issuer by the 15th day of each month, the reports described in Exhibit B attached hereto related to the Financed Student Loans.

n.	(i)	Obtain and maintain or cause to be obtained and maintained in force a fidelity bond in an amount of at least $1,000,000 upon all personnel of the Servicing Administrator insuring against any loss or damage which the Issuer or the Servicing Administrator might suffer as a consequence of any fraudulent or dishonest act of such personnel.

(ii)	Obtain and maintain or cause to be obtained and maintained in force Errors and Omissions insurance coverage in an amount equal to at least $2,000,000 for all its customers.

o.	Immediately respond to any communication received which is in the nature of a complaint. Promptly answer all inquiries from borrowers or the Issuer pertaining to the Financed Student Loans, disbursements, refunds or school status. Such inquiries may, if necessary, be referred to the educational institution the student attended or is attending. The Servicing Administrator shall have no responsibility with respect to any dispute between the student and the educational institution regarding tuition, fees or refunds.

p.	Establish and maintain a method for charging and collecting late payment fees in accordance with provisions of the Higher Education Act and all other applicable laws and regulations.

q.	The Servicing Administrator shall act as custodian and bailee with respect to all original documents and shall hold them subject to the lien of the Indenture in favor of the Trustee and pursuant to the Custodian Agreements substantially in the form of Exhibit C hereto. The Servicing Administrator agrees to enter into any reasonable custodian, bailment or similar agreement reasonably required by the Issuer with respect to perfecting and protecting the security interests of any secured party.

r.	If any Financed Student Loan has lost its guarantee and/or insurance due to the actions of any prior issuer or the servicer or holder of the Financed Student Loan, the Servicing Administrator will, at the written request of the Issuer, use its best efforts to reinstate such guarantee or insurance; provided, however, that the Servicing Administrator makes no representation that such reinstatement will occur. Such services shall be provided at the cost agreed upon by the Issuer and the Servicing Administrator as defined in Exhibit A under cure services; provided that such services shall be provided by the Servicing Administrator at no cost to the extent the Servicers or another servicing administrator or servicer is required to provide such services to the Servicing Administrator at no cost.

s.	The Servicing Administrator shall remit monthly rebate fees to the United States Department of Education with respect to the Financed Student Loans to the extent amounts are made available to the Servicing Administrator in accordance with the following sentence. Upon receipt of satisfactory documentation, the Issuer shall promptly wire transfer to the Servicing Administrator, from amounts held under the Indenture, the amount of funds required to pay such fees. The Servicing Administrator shall provide the Issuer, on a monthly basis, with information needed to determine the monthly rebate fees.

5.      Due Diligence

The Servicing Administrator covenants and agrees that in discharging its obligations hereunder it shall:

a.	Exercise due diligence in the servicing and collection of all Financed Student Loans as the term "due diligence" is used in the Higher Education Act, including the regulations of the applicable guaranty agency or insurer.

b.	Exercise reasonable care and diligence in the administration and collection of all Financed Student Loans utilizing collection practices in accordance with applicable Federal and State collection practices, laws and regulations promulgated thereunder.

c.	Administer and collect the Financed Student Loans in a competent, diligent and orderly fashion, and in accordance with the requirements of the Higher Education Act.

d.	Exercise reasonable care and diligence in those aspects of the administration of the Financed Student Loan program which are within its area of responsibility.

6.      Right of Inspection; Audits

The Issuer, the Trustee or any governmental agency having jurisdiction over any of the same shall have the right from time to time during normal business hours to examine and audit any of the Servicing Administrator’s records pertaining to any Financed Student Loan being serviced, provided, however, that such activities shall not unreasonably disrupt the Servicing Administrator’s normal business operation.

The Servicing Administrator agrees that it shall permit, not more than once per year, the Issuer, the Trustee or its designee to conduct or have conducted a procedural audit regarding the Servicing Administrator’s compliance with the requirements of the Higher Education Act or the terms of this Servicing Administration Agreement. Such audits shall be at the expense of the Issuer.

7.      Representations, Warranties, and Covenants of Servicing Administrator

The Servicing Administrator represents and warrants to the Issuer on the date of this Servicing Administration Agreement and (except with respect to (d) and (e) below) throughout the term of this Servicing Administration Agreement:

a.	The Servicing Administrator (i) is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated; (ii) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing; (iii) possesses all requisite authority, permits and power to conduct its business as is now being or as contemplated by this Servicing Administration Agreement to be conducted; and (iv) is in compliance with all applicable laws and regulations.

b.	The execution and delivery by the Servicing Administrator of this Servicing Administration Agreement and the performance by it of its obligations hereunder (i) are within its corporate power, (ii) have been duly authorized by all necessary action, (iii) except for any action or filing that has been taken or made on or before the date of this Servicing Administration Agreement, require no action by or filing with any governmental agency, and (iv) do not violate any provision of its articles of incorporation.

c.	This Servicing Administration Agreement will, upon execution and delivery by all parties thereto, constitute a legal and binding obligation of the Servicing Administrator, enforceable against the Servicing Administrator according to its terms.

d.	All Servicing Administrator financial statements delivered to the Issuer were prepared according to U.S. generally accepted accounting principles ("GAAP") consistently applied and present fairly, in all material respects, the financial condition, results of operations and cash flows of the Servicing Administrator as of, and for the portion of the fiscal year ending on their date or dates (subject, in the case of financial statements other than annual ones, only to normal year-end adjustments). No event which could cause a material adverse effect on the Servicing Administrator's financial condition has occurred, and if such event shall occur, the Servicing Administrator shall promptly give the Issuer notice thereof.

e.	The Servicing Administrator is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse effect on its financial condition and no outstanding or unpaid judgments against the Servicing Administrator exist, and if such event shall occur, the Servicing Administrator shall promptly give the Issuer notice thereof.

f.	The Servicing Administrator's examination process did not disclose or create any basis upon which to believe that each Financed Student Loan for which a certificate has been delivered under the Custodian Agreements except as indicated in such certificate, (i) is not in compliance in all material respects with all laws and rules and regulations with respect to the guaranty thereof, and (ii) does not conform to the applicable requirements of eligibility for guaranty.

g.	The Servicing Administrator further agrees to maintain its servicing system so that it will continue to provide all services required under this Servicing Administration Agreement.

h.	Until all Financed Student Loans serviced hereunder have been repaid in full, or paid as a claim by a guaranty agency or insurer, or transferred to another servicer, the Servicing Administrator agrees as follows:

(i)	The Servicing Administrator shall cause to be furnished to the Issuer such financial statements as the Issuer may reasonably request, including quarterly unaudited financial statements within 30 days after the conclusion of each quarter, and annually audited financial statements and such other information with respect to its business affairs, assets, and liabilities as the Issuer may reasonably request.

(ii)	The Servicing Administrator shall maintain books, records and accounts necessary to prepare financial statements according to GAAP.

(iii)	The Servicing Administrator shall maintain all licenses, permits, and franchises necessary for its business.

i.	If and to the extent required by the Higher Education Act, including any guarantee program regulations, the Servicing Administrator shall cause to have prepared and shall submit to the Secretary of Education and the guaranty agencies on or before the respective due dates thereof:

(i)	any third-party servicer compliance audits and audited financial statements required under the Higher Education Act, including any guarantee program, regulations relating to the Servicing Administrator and its servicing of the Financed Student Loans; and

(ii)	any lender compliance audits required under the Higher Education Act, including any guarantee program regulations, relating to the Eligible Lender Trustee (as the titleholder of the Financed Student Loans) and the Financed Student Loans.

The Servicing Administrator shall provide to the Trustee promptly after it becomes available (and in no event later than 10 Business Days) a copy of each such audit and any other audit or report required by the Secretary of Education, any guaranty agency or other third party in connection with the Servicing Administrator’s activities in servicing the Financed Student Loans.

j.	The Servicing Administrator shall provide to the Trustee copies of its annual third party (SAS70) audit reports, if such reports are prepared, promptly following the Servicing Administrator's receipt thereof.

8.      Representations and Warranties of Issuer

The Issuer represents and warrants to the Servicing Administrator on the date of this Servicing Administration Agreement:

a.	The Issuer (i) is duly formed, validly existing, and in good standing under the laws of the jurisdiction in which it is formed; (ii) is duly qualified to transact business as a Delaware statutory trust; and (iii) possess all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Servicing Administration Agreement to be, conducted.

b.	The execution and delivery by the Issuer of this Servicing Administration Agreement and the performance by it of its obligations hereunder (i) are within its organizational power; (ii) have been duly authorized by all necessary action; (iii) except for any action or filing that has been taken or made on or before the date of this Servicing Administration Agreement, require no action by or filing with any governmental agency; and (iv) do not violate any provision of its trust agreement.

c.	This Servicing Administration Agreement will, upon execution and delivery by all parties thereto, constitute a legal and binding obligation of the Issuer, enforceable against the Issuer according to its terms.

d.	The Issuer is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse effect on its financial condition relevant to this Servicing Administration Agreement.

9.      Amendments; Benefits; Assignment; Termination

This Servicing Administration Agreement may be amended, supplemented or modified only by written instrument duly executed by the Issuer and the Servicing Administrator with the consent of the Trustee, provided, however, that a Rating Agency Confirmation is obtained.

Either party may terminate this Servicing Administration Agreement if the other party commits a material breach of this Servicing Administration Agreement and the breach is not corrected within ninety (90) days after receipt of written notification that such breach has occurred; provided, however, that the Issuer shall not terminate this Servicing Administration Agreement unless and until a replacement agreement or replacement servicer shall have been engaged by the Issuer to perform the services required of the Servicing Administrator hereunder and the Rating Agency Confirmation is satisfied. Such notification shall be by certified mail, Return Receipt Requested.

In the event of termination of this Servicing Administration Agreement, the Issuer shall remain liable for all fees due hereunder. Termination shall be made without prejudice to any other rights or remedies either party may have at law or in equity. The obligations of the Servicing Administrator under Section 6, the representations and warranties in Section 7 and the indemnities in Section 14 shall survive any termination of this Servicing Administration Agreement and shall remain in effect for all Financed Student Loans while such Financed Student Loans are serviced by the Servicing Administrator. In the event that servicing on any Financed Student Loan is transferred to a successor servicer, such successor servicer shall be required by the Issuer to engage in reasonable good faith efforts to obtain payment on any claim initially rejected by a guaranty agency or insurer for payment including, without limitation, involving the Servicing Administrator in such effort, where the reason for claim denial relates to the period during which the Servicing Administrator serviced such Financed Student Loan hereunder. However, if the cause for claim denial is reasonably attributable to the Servicing Administrator actions or inactions, the Servicing Administrator shall be responsible therefor. This Servicing Administration Agreement shall not be assigned by either party without the prior written consent of the other party, and such consent shall not be unreasonably withheld.

10.      Disposition of Files on Termination

Upon termination of this Servicing Administration Agreement, all files (physical and electronic) held by the Servicing Administrator with respect to Financed Student Loans shall be promptly transferred to the Issuer or its designee in such form as the Issuer reasonably requests. The Issuer shall be responsible for payment of reasonable expenses related to the transfer of the records unless the Issuer is removing the Financed Student Loans because of a breach by the Servicing Administrator. In such instance, the Servicing Administrator shall bear the cost of deconverting and the transfer of loan documentation. Exhibit A attached hereto addresses expenses and fees and to the extent there is conflict between this section and the Exhibit A, the Exhibit A shall be the prevailing document.

11.      Independent Contractor

The Servicing Administrator is an independent contractor and is not, and shall not hold itself out to be, the agent of the Issuer except for the limited specific purposes set forth in this Servicing Administration Agreement.

12.      Correspondence; Disclosure

The parties hereto acknowledge and agree that the Servicing Administrator will handle all communication with borrowers necessary to provide its services hereunder. Data regarding Financed Student Loans shall be disclosed only to the Issuer, the Trustee or the respective borrower, unless otherwise required by law or certain financing covenants.

13.      Cooperation

Each party covenants and agrees to cooperate fully with the other to facilitate the transactions contemplated by this Servicing Administration Agreement.

14.      Indemnification and Liability

a.	If the Servicing Administrator is required to appear in, or is made a defendant in any legal action or proceeding commenced by any party other than the Issuer with respect to any matter arising hereunder, the Issuer shall indemnify and hold the Servicing Administrator harmless from all loss, liability, or expense (including reasonable attorney's fees, but excluding all incidental, special, and consequential damages) except for any loss, liability or expense arising out of or relating to the Servicing Administrator's willful misconduct or negligence with regard to the performance of services hereunder or breach of its obligations hereunder or under the Custodian Agreements. Subject to the limitations set forth in paragraph 14(b) hereof, the Servicing Administrator shall indemnify and hold the Issuer and the Delaware Trustee harmless from all loss, liability and expense (including reasonable attorney's fees) arising out of or relating to the Servicing Administrator's willful misconduct or negligence with regard to performance of services hereunder or breach of its obligations hereunder or under the Custodian Agreements, provided that in the case of the Issuer in no event shall the Servicing Administrator be responsible or liable for any incidental, special or consequential damages with respect to any matter whatsoever arising out of this Servicing Administration Agreement.

b.	If a Financed Student Loan is denied the guarantee by the guaranty agency or the loss of federal interest, special allowance, and/or insurance benefits, the Servicing Administrator shall have the right to take any action not prohibited by law or regulation to reduce its losses, if any, hereunder, including but not limited to curing, at its own expense, any due diligence or other servicing violation. If any lost guarantee is not reinstated within nine months of the date the Servicing Administrator learns of the loss of the guarantee on a Financed Student Loan, the Servicing Administrator shall take actions which make the Issuer whole with respect to the Financed Student Loan while maintaining the eligibility for future reinstatement of the guarantee; provided, however, the Servicing Administrator may delay taking such actions by giving written notice to the Issuer not less often than each 90 days that the Servicing Administrator has reason to believe that the guarantee will be reinstated within time frames permitted by regulations. If the Servicing Administrator gives notice of such delay, the Servicing Administrator agrees to pay any accrued interest on the account that may be uninsured. The Issuer agrees to use its best efforts to cause the repurchase, at par plus insured interest and benefits thereon, of any Financed Student Loan which is cured and is reinsured subsequent to its sale by the Issuer pursuant to actions taken by the Servicing Administrator to make the Issuer whole and if the sale was to an eligible lender to the extent the Issuer has, or can make available, funds therefor.

c.	The Servicing Administrator shall have no responsibility for any error or omission (including due diligence violations) which occurred prior to the date the Servicing Administrator assumed responsibility for servicing the Financed Student Loan, nor shall the Servicing Administrator be responsible for losses, damages or expenses arising from any change in law or regulation which retroactively imposes additional requirements for documentation or servicing actions, provided that the Servicing Administrator has made best efforts to comply with retroactive additional requirements.

15.      Confidentiality

The contents of this Servicing Administration Agreement, together with all supporting documents, exhibits, schedules, and any amendments thereto which form the basis of the business relationship between the Issuer and the Servicing Administrator, insofar as the same relate to the fees charged by the Servicing Administrator which are listed in Exhibit A hereto, shall be held in strict confidence by both parties and shall not be disclosed or otherwise discussed with any third party (unless required by law or regulation) except outside counsel or independent accounts without the prior written consent of the other party.

16.      Sale or Transfer of Loans; Limitations

The Issuer agrees that if any Financed Student Loans are sold under conditions that result in the Financed Student Loans being transferred to another servicer, whether immediately or at some future date, the Issuer will pay or cause to be paid, at the time such Financed Student Loans are transferred, the deconversion fees set forth in Exhibit A hereto.

17.      Reporting

The Servicing Administrator shall prepare on behalf of the Issuer any Current Reports on Form 8-K (each, a "Form 8-K") and Annual Reports on Form 10-K customary for student loan asset backed securities as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission thereunder, and the Servicing Administrator shall sign and file (via the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System) such forms on behalf of the Issuer.

Each Form 8-K shall be filed by the Servicing Administrator within 15 days after the end of each month in which a Quaterly Disribution Date occurs (or if such 15th day is not a business day, the next business day), and shall include a copy of the report prepared for the related period pursuant to Section 4.15(c) of the Indenture. Prior to March 30th of each year in which the Issuer is required to file reports under the Exchange Act (or such other date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), the Servicing Administrator shall file a Form 10-K on behalf of the Trust, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations. The Form 10-K shall also include a certification from an authorized officer as to the following matters:

a.	I have reviewed, based on my knowledge, the information in these reports, taken as a whole, and they do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

b.	Based on my knowledge, the distribution or servicing information required to be provided by the Servicing Administrator under this Servicing Administration Agreement for inclusion in these reports has been included in these reports;

c.	I am responsible for reviewing the activities performed by the Servicing Administrator under the Servicing Administration Agreement and based upon my knowledge and the annual compliance review required by this Servicing Administration Agreement, and except as disclosed in the reports, the Servicing Administrator has fulfilled its obligations under the Servicing Administration Agreement; and

d.	The reports disclose all significant deficiencies relating to the Servicing Administrator's compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review of the Servicers in compliance with the Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program.

In giving the certifications referenced above, the authorized officer may state that he has reasonably relied on information provided to such officer by a Servicer.

18.      Miscellaneous

a.	Any material written communication received at any time by the Issuer with respect to a Financed Student Loan or a borrower shall be promptly transmitted by the Issuer to the Servicing Administrator. Such communications include but are not limited to letters, notices of death or disability, adjudication of bankruptcy and like documents, and forms requesting deferment of repayment or loan cancellations.

b.	The Servicing Administration Agreement shall be governed by the laws of the State of New York.

c.	All covenants and Servicing Administration Agreements herein contained and the benefits, rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto, including but not limited to, any successor entity acquiring or succeeding to the assets of either party.

d.	The Servicing Administration Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute but one and the same instrument.

e.	If any provisions of the Servicing Administration Agreement shall be held, or deemed to be, or shall in fact be inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall have no effect on the remaining portions of the Servicing Administration Agreement or any part hereof.

f.	All notices, requests, demands or other instruments which may or are required to be given by either party to the other, shall be in writing and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is to be given, or upon expiration of a period of 48 hours (excluding weekends and holidays) from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

If intended for the Issuer:

College Loan Corporation Trust 2005-2 c/o Wilmington Trust Company, as Delaware Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890 Attn: Corporate Trust Administration

If intended for the Servicing Administrator:

College Loan Corporation 16855 West Bernardo Drive Suite 100 San Diego, California Attn: Cary Katz

If intended to the Trustee:

JPMorgan Chase Bank, N.A. 4 New York Plaza, 6th Floor New York, NY 10004 Attn: Rick D'Emilia

Either party may change the address to which subsequent notices are to be sent to it by written notice to the other given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the 5th day after it is mailed.

g.	The Servicing Administration Agreement may not be terminated by any party hereto except in the manner and with the effect herein provided.

h.	When the context of this Servicing Administration Agreement so requires or implies, references to the Issuer include any applicable trustee.

i.	If either party cannot fulfill its obligations (other than the payment of money), in part or in whole, due to a force or event outside its control, such obligations of that party shall be suspended and such party shall not be liable to the other party for any failure to perform hereunder as a result.

j.	The parties hereto agree to execute or cause to be executed the Limited Power of Attorney attached hereto as Exhibit D.

k.	The Servicing Administrator has and agrees to maintain a disaster recovery plan which, in its reasonable opinion, will permit it to continue operations without undue interruption in the event of fire, disaster, labor disruption, or Act of God.

l.	Servicing Administrator may cause any of its duties or obligations hereunder to be performed by another servicer so long as permitted by the Indenture.

m.	Any term capitalized but not defined herein shall have the meaning ascribed thereto in the Indenture.

n.	It is expressly understood and agreed by the parties to this Servicing Administration Agreement that (a) this Servicing Administration Agreement is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as Delaware Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Servicing Administration Agreement and by any person claiming by, through or under the parties to this Servicing Administration Agreement and (d) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Servicing Administration Agreement or any other document.

o.	The Servicing Administrator will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Issuer any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement.

Each party to this Servicing Administration Agreement waives its right to jury trial.

IN WITNESS WHEREOF, the parties have hereunto set their hands by their duly authorized officers as of the day and year first above written.

COLLEGE LOAN CORPORATON TRUST 2005-2 ("Issuer")

BY: Wilmington Trust Company, not in its individual
   capacity but solely as Delaware Trustee

BY:   /s/ Michele C. Harra

COLLEGE LOAN CORPORATION ("Servicing Administrator")

BY: /s/ Elizabeth Wood

EXHIBIT A

PRICING

[To be provided by Servicing Administrator]

EXHIBIT B

REPORTS

Such standard reports as may subsequently be agreed upon by the Issuer and the Servicing
Administrator.

EXHIBIT C

CUSTODIAN AGREEMENT

EXHIBIT D

LIMITED POWER OF ATTORNEY

WITNESSETH:

           WHEREAS, College Loan Corporation, a California corporation ("CLC") and College Loan Corporation Trust 2005-2, a Delaware statutory trust (the "Issuer"), are parties to the SERVICING ADMINISTRATION AGREEMENT dated as of October 1, 2005 (the "Servicing Administration Agreement"); and

           WHEREAS, pursuant to the Servicing Administration Agreement, CLC will perform substantially all of the obligations and duties with regard to servicing of certain education loans (the "Financed Student Loans") as provided therein; and

           WHEREAS, in order to carry out its obligations under the Servicing Administration Agreement with respect to the Financed Student Loans, CLC requires the power to perform certain acts, including but not limited to execution of promissory notes, assignment of notes to guaranty agencies or insurers and filing of responses to bankruptcy notices, in the name of Deutsche Bank Trust Company Americas as eligible lender trustee for College Loan Corporation Trust 2005-2.

           NOW THEREFORE, CLC and the Issuer agree:

           1.      That the Issuer does hereby make and appoint CLC as its true and lawful attorney-in-fact to do all things necessary to carry out CLC's obligations under the Servicing Administration Agreement with respect to the Financed Student Loans, including but not limited to the filing of proof of claim with bankruptcy courts. This instrument shall be construed and interpreted as a limited power of attorney (the "Limited Power of Attorney") and is not to be construed as granting any powers to CLC other than those necessary to carry out its obligations under the Servicing Administration Agreement with respect to the Financed Student Loans.

           2.      That this Limited Power of Attorney is effective as of October 1, 2005, and shall remain in force and effect until revoked in writing by the Issuer or until the Servicing Administration Agreement is terminated. This instrument shall supplement but not replace the powers previously granted to CLC in the Servicing Administration Agreement.

           The undersigned, being duly authorized, has executed this Limited Power of Attorney.

COLLEGE LOAN CORPORATION TRUST 2005-2 ("Issuer")

BY:   Wilmington Trust Company, not in its individual
      Capacity but solely as Delaware Trustee

BY:   /s/ Michele C. Harra

The undersigned, being duly authorized, accepts the foregoing Limited Power of Attorney for and on behalf of College Loan Corporation, as of October 1, 2005.

College Loan Corporation

By:   /s/ Elizabeth Wood

For Deutsche Bank Trust Company Americas, as Eligible Lender Trustee for College Loan
Corporation Trust
2005-2

By:   /s/ Louis Bodi